Exhibit 99.2

B4MC GOLD MINES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

B4MC GOLD MINES, INC.

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited proforma combined financial statements give effect to the merger between B4MC Gold Mines, Inc. (“B4MC” or the “Company”) and Rocketfuel Blockchain Company (“Rocketfuel”) completed as of June 27, 2018.

On June 27, 2018 (the “Closing Date”), the Company consummated the transactions contemplated by that certain Contribution Agreement (the “Contribution Agreement”) made and entered into as of June 27, 2018 by and among the Company and Rocketfuel (the “Sellers”).

The unaudited pro forma combined balance sheet as of March 31, 2018 combines the balance sheets of B4MC and Rocketfuel and gives pro forma effect to the reverse merger between B4MC and Rocketfuel in which Rocketfuel is deemed to be the acquiring entity for accounting purposes. The unaudited proforma combined statements of operations for the three months ended March 31, 2018 of B4MC and the period from January 12, 2018 (date of inception) through March 31, 2018 of Rocketfuel combine the statement of operations of B4MC and Rocketfuel for each of those periods and give proforma effect to these transactions as if they were completed on January 1, 2018.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements for the period from January 12, 2018 (date of inception) through March 31, 2018 and as of Mach 31, 2018 of Rocketfuel elsewhere herein, and the historical financial statements of B4MC, as filed with the Securities and Exchange Commission and issued in Form 10-Q for the three months ended and as of March 31, 2018. These unaudited pro forma combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

The statement of operations for the year ended December 31 2017 is not presented due to the fact that Rocketfuel was not incorporated until January 12, 2018.

B4MC GOLD MINES, INC.
UNAUDITED PROFORMA COMBINED BALANCE SHEET
MARCH 31, 2018

	Historical
	Rocketfuel Blockchain Company	B4MC Gold Mines, Inc.	Pro Forma Adjustments (1)		Pro Forma Combined
ASSETS
Current assets:
Cash	$ 300	$ 172,813	$ -		$ 173,113
Total current assets and total assets	$ 300	$ 172,813	$ -		$ 173,113

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$ 3,500	$ 53,250	$ -		$ 56,750
Advances payable to related party	305	6,766	-		7,071
Deferred transaction costs	-	250,000	(250,000)	(a)	-
Total current liabilities and total liabilities	3,805	310,016	(250,000)		63,821

Stockholders’ Equity (Deficit):
Common stock	1	5,667	17,001	(b)	22,668
			(1)	(c)
Additional paid-in capital	250,299	2,657,374	(2,657,374)	(c)	233,299
			(17,001)	(b)
			1	(c)
Accumulated deficit	(253,805)	(2,800,244)	2,800,244	(d)	(146,675)
			250,000	(a)
			(142,870)	(e)
Stockholders’ Equity (Deficit)	(3,505)	(137,203)	250,000		109,292
Total liabilities and stockholders' equity (deficit)	$ 300	$ 172,813	$ -		$ 173,113

The notes to unaudited pro forma combined financial statements are an integral part of these financial statements.

B4MC GOLD MINES, INC.
UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2018

	Historical
	Rocketfuel Blockchain Company	B4MC Gold Mines, Inc.	Pro Forma Adjustments (2)		Pro Forma Combined
Revenues	$ -	$ -			$ -

Operating expenses:
General and administrative	3,805	55,065			58,870
Loss from operations	(3,805)	(55,065)			(58,870)
Other income (expense): – Transaction commitment fee
Vendor settlement	-	16,000			16,000
Transaction commitment fee	(250,000)	-	250,000	(a)	-
Total other income (expense)	(250,000)	16,000	250,000		16,000
Net loss before provision for income taxes	(253,805)	(39,065)	250,000		(42,870)
Provision for income taxes	-	-			-
Net loss	$ (253,805)	$ (39,065)	250,000		$ (42,870)

Net loss per common share, basic and diluted		$ (0.01)			$ (0.00)
Weighted average common shares outstanding, basic and diluted		5,667,104			22,668,416

The notes to unaudited pro forma combined financial statements are an integral part of these financial statements.

B4MC GOLD MINES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)

Pro forma adjustments to the unaudited proforma combined balance sheet reflect the following:

a.

Represents the elimination of the deferred transaction costs received from Rocketfuel Blockchain Company (“Rocketfuel”) that was used for the payment of accounts payable and costs related to the merger transaction.

b.

Represents the issuance of 17,001,312 shares of B4MC Gold Mines, Inc. (“B4MC”) $0.001 par value common stock to Rocketfuel in exchange for a 100% ownership interest in Rocketfuel resulting in 22,668,416 post-merger shares of B4MC common stock issued and outstanding.

c.

Represents the elimination of B4MC’s common stock and additional paid-in capital.

d.

Represents the elimination of B4MC’s accumulated deficit to reflect the legal recapitalization of the combined entity upon completion of the merger.

e.

Represents the net effect of the elimination of additional paid-in capital and the accumulated deficit of B4MC.

(2)

Proforma adjustments to the unaudited proforma combined statement of operations reflect the following:

a.

Represents the elimination of the transaction commitment fee paid to B4MC that was to be used for the payments of accounts payable and costs related to the merger transaction.